UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 31, 2018

 SeD Intelligent Home Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2018, SeD Maryland Development, LLC (“SeD Maryland”) entered into the Third Amendment to the Lot Purchase Agreement (the “Third Amendment”) for Ballenger Run with NVR, Inc. (“NVR”). Through certain subsidiaries, SeD Intelligent Home Inc. (the “Company”) owns 83.55% of SeD Maryland. SeD Maryland is the owner of our Ballenger project, a land sub-division development consisting of 197 acres. This property is currently zoned for 443 entitled residential lots, 210 entitled multi-family units and 200 entitled continuing care retirement community units.

SeD Maryland is a party to a series of Lot Purchase Agreements by which NVR has agreed to purchase subdivided lots from SeD Maryland. NVR is a home builder engaged in the construction and sale of single-family detached homes, townhouses and condominium buildings. Under the Lot Purchase Agreements (as amended in 2015 and 2017), NVR provided SeD Home with an upfront deposit and has agreed to purchase the lots at a range of prices. There are five different types of Lot Purchase Agreements, which have generally the same terms except for the price and unit details for each type of lot.

Pursuant to the Third Amendment, SeD Maryland and NVR have agreed that the number of certain lots that SeD Maryland will sell to NVR (the 28 feet wide villa lots) will be increased from the previously agreed 85 lots to a total of 121 lots. SeD Maryland will pursue the required zoning approval to change the number of such lots from 85 to 121. It is the parties’ intent that the additional 36 lots will be located at the portion of the Ballenger Run project presently zoned for use as a continuing care retirement community.

SeD Maryland and NVR agreed that NVR would pay SeD Maryland an amount representing an increase in the current deposit for the purchase of lots within 5 business days of the Third Amendment, and that an additional increase in the deposit will be made once the needed approvals are received. SeD Maryland is required to use its best efforts to seek government approval for this change in lots within 240 days; should it fail to do so, SeD Maryland will be required to return to NVR the amounts NVR has paid to increase the deposit pursuant to the Third Amendment.

These 28 feet wide villa lots represent one of five categories of single family residential lots that SeD Maryland is selling, and this Third Amendment increases the number of residential lots for this particular category (and the total number of residential lots) by 36. The other categories of single family residential lots that SeD Maryland is selling will not be increased or decreased by the Third Amendment. As a result of this Third Amendment, the Company now plans to develop (subject to the required government approval) 479 entitled residential lots, 210 entitled multi-family units and no continuing care retirement community units at the Ballenger location.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeD Intelligent Home Inc.

Date: January 7, 2019	By:	/s/ Rongguo (Ronald) Wei
Name: Rongguo (Ronald) Wei
Title: Co-Chief Financial Officer

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